SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Securities and Exchange Commission

Washington, D. C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2003

Exide Technologies

(Exact name of registrant as specified in charter)

Delaware	1-11263	23-0552730
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Carnegie Center

Suite 500

Princeton, New Jersey 08040

(Address of principal executive office)

Registrant’s telephone number, including area code: (609) 627-7200

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER

Biagio N. Vignolo, Jr.’s employment as Exide Technologies’ Executive Vice President and Chief Financial Officer ceased, effective September 25, 2003. Ian J. Harvie, the Company’s Vice President, Corporate Controller will assume Mr. Vignolo’s responsibilities while the Company undertakes its search for a new Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

EXIDE TECHNOLOGIES

BY:	/s/ Craig H. Muhlhauser

Craig H. Muhlhauser, Chairman President and Chief Executive Officer

BY:	/s/ Ian J. Harvie

Vice President, Corporate Controller

Date: October 3, 2003